Exhibit 99.1

CVR Partners Reports Fourth Quarter and Full-Year 2019 Results

•Achieved year-over-year environmental, health and safety improvements.
•Reached record ammonia production at East Dubuque following its fall turnaround.
•Paid total cash distributions of 40 cents per common unit during 2019.
•Received approval for Urea expansion project in Coffeyville.

SUGAR LAND, Texas (Feb 19, 2020) – CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced a net loss of $25 million, or 22 cents per common unit, on net sales of $86 million for the fourth quarter 2019, compared to a net loss of $1 million, or 1 cent per common unit, on net sales of $98 million for the fourth quarter 2018. Adjusted EBITDA was $14 million for the fourth quarter of 2019, compared to $33 million for the fourth quarter of 2018.

CVR Partners had a net loss of $35 million, or 31 cents per common unit, on net sales of $404 million for full-year 2019, compared to a net loss of $50 million, or 44 cents per common unit, on net sales of $351 million for full-year 2018. Adjusted EBITDA for full-year 2019 was $117 million, compared to $90 million for 2018.

“For the full-year 2019, CVR Partners achieved year-over-year increases in net income and EBITDA,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “The business also achieved higher fertilizer sales volumes and stronger product pricing during the year, and as a result, distributed a total of 40 cents per unit during 2019 despite continued weather impacts that created less than desirable market conditions during the year.

“Looking forward, we anticipate strong demand for spring nitrogen fertilizer application and currently expect 92 million to 95 million acres of corn to be planted this year,” Pytosh said.

Consolidated Operations

For the fourth quarter of 2019, CVR Partners’ average realized gate prices for UAN decreased over the prior year, down 2 percent to $176 per ton, while ammonia was flat over the prior year at $324 per ton. Average realized gate prices for UAN and ammonia were $180 per ton and $324 per ton, respectively, for the fourth quarter of 2018.

CVR Partners’ fertilizer facilities produced a combined 180,000 tons of ammonia during the fourth quarter of 2019, of which 55,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 286,000 tons of UAN. During the fourth quarter of 2018, the fertilizer facilities produced 209,000 tons of ammonia, of which 59,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 357,000 tons of UAN.

For full-year 2019, the average realized gate price for UAN increased 15 percent to $199 per ton, coupled with a 20 percent increase in ammonia to $392 per ton. Average realized gate prices for UAN and ammonia were $173 per ton and $328 per ton, respectively, for the year ended 2018. In 2019, our fertilizer facilities produced a combined 766,000 tons of ammonia, of which 223,000 tons were available for sale, while the rest was upgraded to other fertilizer products, including 1,255,000 tons of UAN. For the year ended 2018, the fertilizer facilities produced 794,000 tons of ammonia, of which 246,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 1,276,000 tons of UAN.

Distributions

CVR Partners will not pay a cash distribution for the 2019 fourth quarter. CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and cash reserves deemed necessary or appropriate by the Board of Directors of its general partner.

Fourth Quarter 2019 Earnings Conference Call

CVR Partners previously announced that it will host its fourth quarter and full-year 2019 Earnings Conference Call on Thursday, Feb 20, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information, and other material information about business and financial matters.

The fourth quarter and full-year 2019 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/6brs6ugr. A repeat of the call can be accessed for 14 days by dialing (877) 660-6853, conference ID 13698197.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: distributions including the timing, payment and amount (if any) thereof; demand for spring nitrogen fertilizer application; planted corn acreage; ammonia utilization rates; impacts of turnaround; direct operating expenses; capital spending; depreciation and amortization; turnaround expense; inventories; continued safe and reliable operations; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures presented for the period ended December 31, 2019:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted to exclude turnaround expense which management believes is material to an investor’s understanding of the Partnership’s underlying operating results.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expenses, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - Adjusted EBITDA reduced for cash reserves established by the board of directors of our general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable,(iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any, in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Refer to the “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.

Major Scheduled Turnaround Activities

Overall, results are negatively impacted due to lost production during downtimes that result in lost sales and certain reduced variable expenses included in Cost of materials and other and Direct operating expenses (exclusive of depreciation and amortization). The effects of the planned, full facility turnarounds completed during the years ended December 31, 2019 and 2018, exclusive of the impacts due to lost production during the turnaround downtime, are shown below:

Facility	Related Period	Turnaround Downtime	Turnaround Expense (in thousands)	Estimated Lost Production (in tons of Ammonia)
East Dubuque	2019 - 3rd/4th Quarter	32 days	$9,842	33,706
Coffeyville	2018 - 2nd Quarter	15 days	6,399	21,450

Insurance Recovery

During the fourth quarter of 2018, the Partnership recognized a $6.1 million business interruption insurance recovery associated with an outage at the Coffeyville Facility during 2017. The recovery is recorded in Other income, net.

CVR Partners, LP
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per unit amounts)	2019	2018	2019	2018
Consolidated Statement of Operations Data
Net sales (1)	$86,062	$98,117	$404,177	$351,082
Operating costs and expenses:
Cost of materials and other	22,756	27,263	94,103	88,461
Direct operating expenses (exclusive of depreciation and amortization)	45,622	37,851	173,629	159,319
Depreciation and amortization	19,807	18,709	79,839	71,575
Cost of sales	88,185	83,823	347,571	319,355
Selling, general and administrative expenses	6,195	6,068	25,829	25,023
Loss on asset disposals	768	230	3,397	390
Operating (loss) income	(9,086)	7,996	27,380	6,314
Other income (expense):
Interest expense, net	(15,766)	(15,507)	(62,636)	(62,588)
Other income, net	40	6,100	269	6,201
Loss before income tax expense	(24,812)	(1,411)	(34,987)	(50,073)
Income tax expense (benefit)	70	(40)	(18)	(46)
Net loss	$(24,882)	$(1,371)	$(34,969)	$(50,027)

Basic and diluted loss per unit data	$(0.22)	$(0.01)	$(0.31)	$(0.44)
Distributions declared per unit data	0.07	—	0.40	—

Adjusted EBITDA*	$13,647	$32,805	$117,330	$90,489
Available cash for distribution*	(4,517)	14,119	26,677	9,843

Weighted-average common units outstanding - basic and diluted	113,283	113,283	113,283	113,283

*See “Non-GAAP Reconciliations” section below.
(1)Below are the components of net sales:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Reconciliation to net sales:
Fertilizer sales	$74,852	$86,181	$363,096	$309,216
Freight in revenue	9,527	9,658	33,436	33,567
Other	1,683	2,278	7,645	8,299
Total net sales	$86,062	$98,117	$404,177	$351,082

Selected Balance Sheet Data:

(in thousands)	December 31, 2019	December 31, 2018
Cash and cash equivalents	$36,994	$61,776
Working capital	55,063	71,346
Total assets	1,137,955	1,254,388
Total long-term debt	632,406	628,989
Total liabilities	718,411	754,562
Total partners’ capital	419,544	499,826

Selected Cash Flow Data:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net cash flow (used in) provided by:
Operating activities	$(29,515)	$5,116	$39,157	$32,234
Investing activities	(9,131)	(4,781)	(18,529)	(19,631)
Financing activities	(8,027)	—	(45,410)	—
Net (decrease) increase in cash and cash equivalents	$(46,673)	$335	$(24,782)	$12,603

Capital Expenditures:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Maintenance	$7,306	$4,130	$18,247	$16,252
Growth	1,216	—	2,027	2,523
Total capital expenditures	$8,522	$4,130	$20,274	$18,775

Key Operating Data:

Ammonia Utilization Rates (1)

	Two Years Ended December 31,
(percent of capacity utilization)	2019	2018
Consolidated	93%	95%
Coffeyville	94%	95%
East Dubuque	91%	95%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization on a two-year rolling average to take into account the impact of our current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated sales (thousand tons):
Ammonia	62	46	241	202
UAN	293	364	1,261	1,289

Consolidated product pricing at gate (dollars per ton) (2):
Ammonia	$324	$324	$392	$328
UAN	176	180	199	173

Consolidated production volume (thousand tons):
Ammonia (gross produced) (3)	180	209	766	794
Ammonia (net available for sale) (3)	55	59	223	246
UAN	286	357	1,255	1,276

Feedstock:
Petroleum coke used in production (thousand tons)	131	139	535	463
Petroleum coke used in production (dollars per ton)	$39.90	$41.34	$37.47	$28.41
Natural gas used in production (thousands of MMBtus) (4)	1,646	2,000	6,856	7,933
Natural gas used in production (dollars per MMBtu) (4)	$2.87	$4.06	$2.88	$3.28
Natural gas in cost of materials and other (thousands of MMBtus) (4)	1,474	1,854	6,961	7,122
Natural gas in cost of materials and other (dollars per MMBtu) (4)	$2.58	$3.50	$3.08	$3.15

(2)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(3)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(4)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Ammonia — Southern plains (dollars per ton)	$288	$423	$348	$370
Ammonia — Corn belt (dollars per ton)	385	479	435	424
UAN — Corn belt (dollars per ton)	189	255	210	219

Natural gas NYMEX (dollars per MMBtu)	$2.40	$3.75	$2.54	$3.08

Q1 2020 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the first quarter of 2020. See “Forward-Looking Statements” above.

	Q1 2020
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$35	$40

Total capital expenditures (in millions)	$4	$7

(1)Ammonia utilization rates exclude the impact of Turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.

Non-GAAP Reconciliations:

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net loss	$(24,882)	$(1,371)	$(34,969)	$(50,027)
Add:
Interest expense, net	15,766	15,507	62,636	62,588
Income tax expense (benefit)	70	(40)	(18)	(46)
Depreciation and amortization	19,807	18,709	79,839	71,575
EBITDA	$10,761	$32,805	$107,488	$84,090
Add:
Turnaround expenses	2,886	—	9,842	6,399
Adjusted EBITDA	$13,647	$32,805	$117,330	$90,489

Reconciliation of Net Cash Provided By (Used In) Operating Activities to EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(29,515)	$5,116	$39,157	$32,234
Adjustments:
Less:
Interest expense, net	15,766	15,507	62,636	62,588
Income tax expense (benefit)	70	(40)	(18)	(46)
Change in assets and liabilities	26,717	15,317	16,216	(2,256)
Other non-cash adjustments	(2,277)	(3,095)	(10,503)	(8,430)
EBITDA	$10,761	$32,805	$107,488	$84,090

Reconciliation of Adjusted EBITDA to Available Cash for Distribution

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Adjusted EBITDA	$13,647	$32,805	$117,330	$90,489
Current reserves for amounts related to:
Debt service	(15,472)	(14,708)	(59,997)	(59,372)
Maintenance capital expenditures	(6,839)	(3,978)	(18,247)	(14,870)
Turnaround expenses	(2,886)	—	(9,842)	(6,404)
Other:
Future cash reserves	—	—	(28,000)	—
Release of previously established cash reserves	7,033	—	25,433	—
Available cash for distribution (1) (2)	$(4,517)	$14,119	$26,677	$9,843

Common units outstanding	113,283	113,283	113,283	113,283

(1)Amount represents the cumulative available cash based on full year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(2)The Partnership declared and paid cash distributions of $0.28 per common unit related to the first three quarters of 2019 for a total of $31.7 million.